Exhibit 99.1

DPW HOLDINGS, INC. PRICES $7,000,000 PUBLIC OFFERING

NEWPORT BEACH, CA, MARCH 29, 2019 – DPW HOLDINGS, INC. (NYSE: DPW), a diversified holding company (the “Company,” or “DPW”), today announced the pricing of an underwritten public offering with gross proceeds of approximately $7,000,000, before deducting underwriting discounts, commissions and other offering expenses. DPW intends to use the net proceeds for the repayment of debt and general corporate purposes. The offering consists of: (i) 2,855,500 shares of its Common Stock together with warrants to purchase 2,855,500 shares of its Common Stock (the “Warrants”), and (ii) 12,700,000 pre-funded warrants, with each pre-funded warrant exercisable for one share of Common Stock, together with Warrants to purchase 12,700,000 shares of its Common Stock. The Warrants will have an exercise price of $0.45, will be exercisable upon issuance and will expire five years from the date of issuance. DPW has granted the underwriter an overallotment option to purchase up to an additional 2,333,325 shares of Common Stock and/or 2,333,325 Warrants to cover over-allotments, if any. The Company’s largest creditor has agreed that in connection with the partial repayment of its debt, the remaining portion will be locked up for six (6) months. The offering is expected to close on April 2, 2019, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-222132) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that DPW Holdings, Inc. has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about DPW Holdings, Inc. and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DPW Holdings, Inc. (NYSE American: DPW)

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies that hold global potential. Through its wholly owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, crypto-mining, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward Looking statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235.